Exhibit 10.55

T-REX CORPORATE CENTER@BOCA

LEASE AGREEMENT - STANDARD PROVISIONS

THIS LEASE AGREEMENT (“Lease”) is dated as of the 14th day of February, 2005, by and between Boca Technology Center, LLC, a Florida limited liability company (“Landlord”), and MoreDirect, Inc. (“Tenant”).

ARTICLE 1

INCORPORATION OF BASIC LEASE INFORMATION RIDER

1. The Basic Lease Information Rider (“Rider”) attached hereto, and all of the defined terms contained therein, are incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of the Rider and the terms of the Standard Provisions to Lease, the terms of the Rider shall control.

ARTICLE 2

PREMISES

2.1 (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term and upon the conditions and covenants set forth herein. The Premises are outlined on Exhibit B-1, which is attached hereto for locational purposes only and by this reference made a part hereof.

(b) In addition to the occupancy of the Premises, Tenant and its officers, employees, agents, customers and invitees also shall have the right to the non-exclusive use of public parking areas (as distinguished from parking areas or portions thereof that are specifically licensed to tenants of the building from time-to-time during the Term hereof), walkways, landscaped areas, driveways and sidewalks within the Building that are designated by Landlord from time to time as areas for the common use of all tenants (the “Common Areas”). Landlord agrees to make the Common Areas continuously available to Tenant for the non-exclusive use by Tenant, other tenants and the their respective officers, employees, agents, customers and invitees during the Lease Term and any extension thereof, except when portions of the Common Areas temporarily may be unavailable for use by reason of repair work then being underway thereon and as a result of the temporary use of such Common Areas by Landlord and other tenants and their respective contractors while they are engaged in the construction and/or renovation of other areas of the Building. Landlord shall have the right from time to time temporarily to close the Common Areas to prevent the acquisition of public rights thereon. Landlord shall, as part of Operating Charges, operate and maintain the Common Areas during the Lease Term and any extensions thereof in good order and repair in accordance with the standards of comparable Buildings in the area in which the Premises are located.

ARTICLE 3

TERM

3.1 The Lease Term shall be as set forth on the Rider and shall continue for the period set forth thereon. The Lease Term shall also include any renewal or extension of the term of this Lease as described in the Rider.

3.2 The Rent Commencement Date shall be the date set forth in the Rider.

3.3 “Lease Year” shall mean a period of twelve (12) consecutive months, the first such Lease Year to commence on the Lease Commencement Date; provided, however, that if the Lease Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) consecutive months thereafter. Each succeeding Lease Year shall be a period of twelve (12) consecutive months commencing immediately upon the expiration of the prior Lease Year.

ARTICLE 4

BASE RENT

4.1 Commencing on the Rent Commencement Date and during each Lease Year of the Lease Term, Tenant shall pay the Base Rent specified in the Rider attached hereto and made a part hereof. The Base Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction, in advance on the first day of each month during each Lease Year.

4.2 All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States by wire transfer (in accordance with wire transfer instructions contained on Schedule 4.2 attached hereto and made a part hereof, as same may be amended from time-to-time in accordance with the notice provisions of this Lease) or by check drawn on a U.S. bank (subject to collection), at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights. Until further notice, it is agreed that Tenant shall pay all sums due under this Lease by wire transfer (with Tenant to pay the cost of wire transfer) to Landlord’s “lock-box account.” With respect to such wire transfers, Tenant shall bear the full risk of receipt of funds by 2:00 pm on the date due at Landlord’s depository bank. In the event that Landlord’s lender imposes special collection and bank account procedures on Landlord as a condition of Landlord’s financing, Tenant agrees to cooperate fully with Landlord in assisting Landlord in complying with such requirements and such modified terms shall be deemed to be made a part hereof.

ARTICLE 5

OPERATING CHARGES AND REAL ESTATE TAXES

5.1 (a) Tenant shall also pay as additional rent (“Additional Rent”): (i) Tenant’s Proportionate Share of the Operating Charges (as defined in Section 5.1(b)) incurred during each calendar year falling entirely or partly within the Lease Term and (ii) Tenant’s Proportionate Share of the amount of Real Estate Taxes (as defined in Section 5.1(c)) incurred during each calendar year falling entirely or partly within the Lease Term. Tenant’s Proportionate Share has been set forth on the Rider. In the event the number of square feet comprising the Premises increases or decreases, respectively, pursuant to any provision of this Lease or of the Rider, or in the event the number of square feet of rentable area in the Building increases or decreases, Tenant’s Proportionate Share shall increase or decrease accordingly. Total Rentable Space for the Building may change from time to time. Therefore, if and when such change occurs, Tenant’s Proportionate Share will be appropriately adjusted and Landlord will provide Tenant with a written statement describing the adjustment.

(b) Operating Charges shall mean all costs and expenses incurred by the Landlord in the operation of the Building, including without limitation, those items set forth on Schedule 5.1(b) attached hereto and made a part hereof.

(c) Real Estate Taxes shall mean (1) all real estate taxes, and/or public space rentals (including general and special assessments, if any), which are imposed upon Landlord or assessed against the Building and/or the land upon which the Building is located (the “Land”), (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including reasonable attorneys’, consultants’ and appraisers’ fees) incurred in reviewing, protesting or seeking a reduction of Real Estate Taxes.

Real Estate Taxes will not include capital stock, succession, transfer, franchise, gift, estate or inheritance taxes imposed on Landlord.

5.2 (a) Tenant shall make estimated monthly payments to Landlord on account of the Operating Charges and Real Estate Taxes expected to be incurred during each calendar year. From time to time, Landlord will submit a statement to Tenant setting forth Landlord’s reasonable estimate of such charges and the amount of Tenant’s Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis).

(b) Within one hundred twenty (120) days following the end of each calendar year, Landlord shall submit a statement showing (1) Tenant’s Proportionate Share of the actual amount of Operating Charges and Real Estate Taxes actually incurred during the preceding calendar year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next monthly payment(s) of estimated Operating Charges and Real Estate Taxes. If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days of Tenant’s receipt of such notice of excess due. Such statement of Operating Charges and Real Estate Taxes shall become binding and conclusive if not contested by Tenant within sixty (60) days after it is rendered.

Notwithstanding anything to the contrary in the Lease, within sixty (60) days of Tenant’s receipt of Landlord’s statement, in the event any dispute arises between Landlord and Tenant as to Operating Charges and/or Real Estate Taxes, Tenant shall have the right, upon reasonable notice, to inspect and photocopy, if desired, Landlord’s records concerning the Operating Charges and/or Real Estate Taxes of the Building. If, after such inspection, Tenant continues to dispute Operating Charges and/or Real Estate Taxes, Tenant shall be entitled, within such sixty (60) day period, to retain an independent accountant or accountancy firm that has a specialty in auditing operating expenses to conduct an audit. The accountant or accountancy firm shall not be compensated on a contingency basis. The results of any such audit shall be completed not later than one hundred twenty days (120) days after Tenant’s receipt of Landlord’s statement. If as to any specific issue it is determined that Tenant has been overcharged, then Tenant shall receive a credit against the next month’s required payment of Operating Charges in the amount of such overcharge. If the audit reveals that Tenant was undercharged, then, within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse Landlord for the amount of such undercharge. Tenant shall pay the cost of any audits requested by Tenant, unless any audit reveals that Landlord’s determination of the Operating Charges and/or Real Estate Taxes was in error by more than five percent (5%), in which case Landlord shall pay the cost of such audit. Landlord shall be required to maintain records of the Operating Charges and Real Estate Taxes for the three-year period following each Operating Charges statement. To the extent either party owes any amount to the other, and such obligation arises at the end of the Term, such amount shall be paid in its entirety within thirty (30) days following the completion of the audit process.

(c) If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant’s liability for Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes incurred during such calendar year shall be equitably apportioned on a pro-rata basis.

5.3. If during all or part of any Lease Year or portion of a Lease Year of the Term, Landlord does not furnish any particular item of work or service which would constitute an item of “Operating Charges” to ninety-five percent (95%) of the Buildings because less than all of the Building is occupied, then an adjustment shall be made in computing Operating Charges for such Lease Year (or partial Lease Year) so that Operating Charges shall be increased for such Lease Year (or partial Lease Year) to the amount that reasonably would have been incurred had Landlord provided such item of work or service to ninety-five percent (95%) of the aggregate leaseable area of the Building for the entire Lease Year (or partial Lease Year). For example, if there are two groups of tenants in the Building, one of which groups occupies forty percent (40%) of the aggregate leaseable area of the Building for an entire Lease Year (the “40% Group”), and the other of which occupies sixty percent (60%) of the aggregate leaseable area of the Building for the same entire Lease Year (the “60% Group”), and during the second Lease Year the 40% Group vacates the Building following the expiration of three (3) months of said second Lease Year, and following said 40% Group’s vacating of the Building, Landlord continues to provide heat to the entire leaseable area of the Building but only provides water service to the leaseable area occupied by the 60% Group, then Operating Charges would include such expenses for heat and water service determined as follows:

Heat	100% of the heating costs of the Building, because Landlord continued to provide heat to the entire Building even after the 40% Group vacated its space. In other words, no adjustment is necessary.

Water Service

a.	For the first three (3) months of the second Lease Year, include the actual cost of water service, because during the 3 month period Landlord provided such service for the entire Building and the cost was thus the actual cost incurred for the entire Building. In other words, no adjustment is necessary.

b.	For the remaining nine (9) months of the second Lease Year, include an amount which is equal to the product of (i) the actual costs of water service during said 9 month period multiplied by (ii) a fraction, the numerator of which is 95 and the denominator of which is the 60% Group’s proportionate share, because the objective is to include the cost of water service that would have been provided had the Building been fully occupied. For example, if the actual amount for water service during said nine (9) month period when only the 60% Group occupied the Building was $30,000, the amount which would be includable as the water service element of Operating Charges for said 9 month period would be $47500, i.e. $30,000 multiplied by 95 divided by 60.

ARTICLE 6

USE OF PREMISES

6.1 (a) Tenant may use, occupy and operate the Premises in accordance with the use clause set forth in the Rider. Tenant agrees at all times during the Lease Term and any extensions thereof to comply with all applicable laws affecting the use of the Premises.

(b) Tenant acknowledges and agrees that the precise location of equipment of the Premises in the Building, to the Building or between and among floors, both at the commencement of Tenant’s occupancy and as same may be modified, expanded or adjusted from time-to-time after initial occupancy, shall be in conformity with plans and specifications which have been approved in writing in advance by the Landlord, in Landlord’s sole discretion, and shall otherwise be in accordance with Building operating regulations. With respect to the location of equipment within the Premises, Landlord shall have the right to review and approve such initial placement and any relocation thereof, with such approval not to be unreasonably withheld or delayed.

(c) Tenant shall not use the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant of the Building, or in any manner that will increase the number of parking spaces required for the Building at full occupancy or otherwise as required by law. Tenant shall not generate, use, store, or dispose of any materials posing a health or environmental hazard in or about the Building, nor use or occupy the Premises in any manner which may result in an increase in Landlord’s insurance premiums payable in respect of the Building. Tenant shall comply with and conform to all present and future laws, ordinances, regulations and orders of all applicable governmental or quasi-governmental authorities having jurisdiction over the Premises, including those concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. The party installing the initial leasehold improvements described in Exhibit D hereto shall obtain the initial certificate of occupancy for the Premises. Any amended or substitute certificate of occupancy necessitated by Tenant’s particular use of the Premises or any Alterations made by Tenant in the Premises shall be obtained by Tenant at Tenant’s sole expense. (The foregoing sentence shall not be construed as to constitute the consent of the Landlord for any Alterations of the Premises.) Use of the Premises is subject to all covenants, conditions and restrictions of record.

6.2 Tenant shall pay, within thirty (30) days of notice thereof, but in any event before delinquency, any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business in the Premises or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee within thirty (30) days of its having been assessed, but in no event in a fashion as to constitute a delinquency in the payment of such taxes, fees or assessments. Tenant shall also promptly pay any sales tax and/or other local tax now or hereafter in existence that is imposed. Any sales tax on rent shall be paid by Tenant to Landlord simultaneously with the monthly payment of Base Rent. Any such tax obligation shall be deemed Additional Rent.

6.3 (a) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws except to the extent any Hazardous Materials or violation of Environmental Laws was caused by the conduct or actions of Landlord or its agents or employees. “Hazardous Materials” means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. “Environmental Law” means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). Tenant, however, may use and dispose of traditional office supply materials, commonly used in the ordinary course of business, so long as such use and disposal is not in contravention of Federal or Florida State law.

(b) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents, and, if applicable, Landlord’s prime landlord under any ground lease to which Landlord is a party, and Landlord’s lender(s), harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure at the sole expense of the Tenant in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord’s prior written consent. An “Environmental Default” means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord’s satisfaction, to perform, at Tenant’s sole cost and expense, any lawful action necessary to address same. This provision will survive the termination or expiration of this Lease, and any renewals, extensions or expansions thereof.

ARTICLE 7

ASSIGNMENT AND SUBLETTING

7.1 Except as provided below, Tenant will not sell, assign, transfer, mortgage or otherwise encumber this Lease or sublet, rent or permit occupancy or use of the Premises or any part thereof by others, without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord, which shall not be unreasonably withheld. Any such assignment, subletting or occupancy without the prior written consent of Landlord shall constitute an Event of Default, or, at the election of the Landlord, shall be void. Tenant shall pay all reasonable expenses (including attorney’s fees) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting or occupancy.

7.2 Any transfer, by operation of law or otherwise, of Tenant’s interest in this Lease (in whole or in part), or of a fifty percent (50%) or greater interest in Tenant (whether stock, partnership interest or otherwise), or any mortgaging or encumbering of any interest in Tenant, shall be deemed an assignment of this Lease within the meaning of this Article 7. The issuance of shares of stock to other than the existing shareholders is deemed to be a transfer of that stock for the purposes of this Article 7. If there has been a previous transfer of less than a fifty percent (50%) interest in Tenant, then any other transfer of an interest in Tenant which, when added to the total percentage interest previously transferred, totals a transfer of greater than a fifty percent (50%) interest in Tenant shall be deemed an assignment of Tenant’s interest in this Lease within the meaning of this Article 7. Tenant shall be obligated to notify Landlord when a transfer of fifty percent (50%) or greater interest in Tenant is proposed. The provisions of this Section 7.2 shall not apply to the sale of shares by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, where such sale is effected through any recognized exchange or through the “over-the-counter market.”

7.3 If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its rights under this Article 7, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys’ fees) resulting in connection with any claim relating to the proposed assignment or sublease that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons, including, without limitation, claims for a commission or similar compensation in connection with the proposed assignment or sublease.

7.4 In the event that (i) Landlord fails to exercise any of its options under this Article 7 and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days after the giving of such consent then, Tenant shall again comply with all of the provisions and conditions of this Article 7 before assigning its interest in this Lease or subletting any portion of the Premises.

7.5 The consent by Landlord to an assignment or to a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. If Tenant’s interest in this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent payable hereunder, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article 7 or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of all covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

7.6 Notwithstanding anything to the contrary in this section, Tenant, without Landlord’s consent may (a) assign this Lease to any party into which Tenant is merged, consolidated or reorganized, or to which all or substantially all of Tenant’s assets are transferred or sold, provided: (i) Landlord shall receive a copy of the executed transfer document promptly after execution, (ii) Tenant or its successors by merger shall remain liable under this Lease, (iii) the transferee shall expressly assume Tenant’s obligations under this Lease and the successor entity is, after the transfer or assignment, at least as creditworthy as Tenant; and (b) upon prior written notice to Landlord, sublease the Premises to Tenant’s affiliates. For purposes of this Lease, an affiliate of Tenant is a corporation, partnership, limited liability company, or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Tenant. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of Tenant, whether through the ownership of voting securities, by contract, or otherwise. Tenant shall give Landlord written notice (containing the information described above) of any such sublease to Tenant’s affiliates.

7.7 In the event of an attempted subletting or assignment to an unaffiliated third party, Tenant shall submit a request for consent thereto to Landlord. If Landlord elects to deny the request for consent to assignment, Landlord shall have the right to recapture the Premises, or that portion of the Premises sought to be subleased, by providing Tenant written notice of intent to recapture, within thirty (30) days of Landlord’s receipt of a request by Tenant for consent to assignment to an unaffiliated third party of this permitted assignment. If Landlord consents to such an assignment or sublease, Tenant agrees that Landlord and Tenant shall equally share in any amount of rent received in excess of the then-effective Base Rent, after deduction of Landlord’s expenses in connection with the assignment or sublease.

ARTICLE 8

MAINTENANCE AND REPAIRS

8.1 Tenant shall keep and maintain the Premises, and all fixtures and equipment located therein, in clean, safe and sanitary condition, shall take good care thereof and make all repairs thereto, and shall suffer no waste or injury thereto. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises, and in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Except as otherwise provided in Article 18, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of Tenant or of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, “Invitees”), including any act or omission in connection with the installation and/or removal of any of Tenant’s furniture, fixtures and equipment, shall be repaired by and at Tenant’s expense, except that Landlord shall have the right at Landlord’s option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith.

8.2 Landlord shall keep and maintain in good order and repair the base-building structure and systems, including the roof, exterior walls, elevators, electrical, plumbing and common area HVAC systems (which excludes such elevator, electrical, plumbing and HVAC systems to the extent same are located within or exclusively service the Tenant’s Premises or the premises of other tenants only, in which event same shall be governed by Section 8.1 above), and the ground floor lobby and other common areas and facilities of the Building.

ARTICLE 9

INITIAL TENANT IMPROVEMENTS AND ALTERATIONS

9.1 The original improvement of the Premises shall be accomplished in accordance with Exhibit D. Landlord is under no obligation to make, or to permit Tenant or Tenant’s contractors to make, any structural or other alterations, decorations, additions, improvements or other changes (collectively “Alterations”) in or to the Premises except as set forth in Exhibit D or otherwise expressly provided in this Lease. Prior to the commencement by Tenant of the construction of any improvements, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanics’ and materialmen’s liens against the Complex from all proposed contractors, subcontractors, laborers and suppliers in connection with such improvements, in form and content reasonably satisfactory to Landlord.

9.2 Tenant shall not make or permit anyone for whom Tenant is responsible to make any Alterations in or to the Premises or the Building, without Landlord’s prior written consent. The criteria for such consent shall be determined by the nature of the Alteration and whether same shall have an impact upon the structural integrity of the Building or a Building system of general use, or shall have an impact on a tenant other than the Tenant, in which event, the consent or approval of the Landlord may be granted, conditioned or withheld in the sole and absolute discretion of the Landlord. If the two impacts described in the preceding sentence are not factors, in the reasonable judgment of Landlord, then the consent or approval of the Landlord to an Alteration shall not be unreasonably withheld, conditioned or delayed. Any authorized and approved Alteration made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by an experienced, reputable contractor, approved in advance by the Landlord in its reasonable discretion or expressly identified on the Rider, and constructed in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building or portion thereof; (e) after having obtained any required consent of the holder of any Mortgage (as defined in Section 22.1); (f) after Tenant has obtained public liability and worker’s compensation insurance policies approved in writing by Landlord; and (g) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics’ and materialmen’s liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration. Any such Alteration shall be performed in a manner consistent with the Building Rules and Regulations as may be promulgated from time-to-time by the Landlord.

9.3 In the event of an approved Alteration after the initial build-out of Tenant’s Premises, Tenant agrees that Tenant shall reimburse Landlord for its actual costs of plan review, construction monitoring and oversight by Landlord. Said reimbursement shall be due within thirty (30) days of Tenant’s receipt of Landlord’s statement therefor, and shall be considered Additional Rent.

9.4 Liens.

A. General. In accordance with the applicable provisions of the Florida Construction Lien Tax and specifically Florida Statutes, Section 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part, or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of

Landlord in the Premises or in the Building, and all mechanics, materialmen, contractors, artisans and other parties contracting with Tenant or its representatives or privies as to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during this Lease term. The foregoing provisions are made with express reference to Section 713.10 of the Florida Statutes. Landlord has recorded a notice of the foregoing in the Public Records of Palm Beach County, Florida, pursuant to the provisions of Section 713.10 Florida Statutes.

B. Default. Notwithstanding the foregoing, if any construction lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant’s Agents, Tenant will discharge same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss, including reasonable attorneys’ fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. In such event, without waiving Tenant’s default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum, together with an administrative fee of $2,500.00.

9.5 Consent to an Alteration shall not constitute consent or authorization by the Landlord to the placement of financing by the Tenant relating to the Alterations that purports to create any security interest in the Building or that purports to subordinate this Lease to any such financing, and any such effort or agreement by Tenant shall constitute an Event of Default.

9.6 Tenant acknowledges and agrees that, during the construction of initial improvements, any subsequent Alterations and thereafter during the operation of the Building, Landlord has authority to coordinate access to loading areas, freight elevators, the roof, shafts, space and other areas of the Building, and that Landlord has authority to adopt reasonable rules and regulations pertaining to same, and to approve such Tenant access. Tenant will also cause its Contractor(s) to coordinate their use of and access to the foregoing with Landlord’s Base Building Contractor, which will have authority to approve such access during construction.

ARTICLE 10

SIGNS

10.1 Landlord will list Tenant’s name in the common area Building directory, if any, and provide Building standard signage on one suite entry door at Tenant’s expense. No other sign, advertisement or notice referring to Tenant shall be painted, affixed or otherwise displayed on any part of the exterior or interior of the Building; provided, however, that Tenant may install signs in the interior of the Premises that are not visible from the exterior of the Premises. Tenant shall not display any decoration, fitting or other item visible from the exterior of the Premises without Landlord’s prior approval. If any sign or item visible from the exterior of the Premises is displayed without Landlord’s approval, then Landlord shall have the right to remove such item at Tenant’s expense or to require Tenant to do the same.

10.2 To the extent that Tenant wishes to erect an exterior sign, it may do so only with the prior written consent of the Landlord, which consent may be granted, conditioned or withheld in the sole and absolute discretion of Landlord. If approved, Landlord will establish an annual fee for the value of such signage rights to be paid by Tenant, and Tenant shall also pay the cost of erection of such signage and such erection shall be treated as an Alteration. Upon request by Landlord, Tenant shall remove such signage in accordance with Section 11.2 below.

10.3 Landlord shall have the right to prescribe standards for curtains, drapes, blinds and shades to give the building a uniform appearance from the exterior.

ARTICLE 11

TENANT’S EQUIPMENT

11.1 Tenant may, from time to time during the Term or any extension hereof, install, maintain, replace, repair, expand, construct and operate in or upon the Premises and remove therefrom such trade fixtures and equipment as it may deem necessary or appropriate to its business operations; provided, any damage which may be caused to the Premises by the installation, maintenance, replacement, repair, expansion, construction, operation or removal of any of Tenant’s trade fixtures or equipment shall be forthwith repaired by Tenant at its expense. Landlord may impose reasonable rules and regulations concerning the location, weight and timing and method of installation of trade fixtures or equipment, wherever installed.

11.2 Tenant covenants and agrees that, if directed by the Landlord at its sole discretion, Tenant shall remove, at Tenant’s sole risk and expense, all fixtures and improvements to the Premises upon the expiration of the Lease Term. If so requested by the Landlord, Tenant shall restore the Premises to its original condition, normal wear and tear, and approved structural changes excepted. Tenant shall also exercise extraordinary care in removing such fixtures and improvements so as to eliminate damage to the Building, the premises and property of other tenants and the inconvenience to the operation of the Building and its tenants.

ARTICLE 12

SECURITY DEPOSIT

12.1 Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as stated in the Rider. Landlord shall not be required to maintain the Security Deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit shall be security for Tenant’s performance of its obligations under this Lease. Within three (3) business days after written notice of Landlord’s use of the Security Deposit or portion thereof, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its amount prior to such use, and Tenant’s failure to do so shall constitute a default hereunder. Within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant’s vacating the Premises, Landlord shall return the Security Deposit less such portion thereof as Landlord shall have used to satisfy Tenant’s obligations under this Lease. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord’s interest therein, then such transferee shall be liable to Tenant for the return of the Security Deposit, and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any Mortgage shall not be liable for the return of the Security Deposit unless such Mortgage holder actually receives the Security Deposit.

ARTICLE 13

ACCESS AND INSPECTION

13.1 Tenant shall permit Landlord and its designees to enter the Premises, with a representative or employee of Tenant, but without charge therefor and without diminution of the rent payable by Tenant, to inspect the Premises, to make such alterations and repairs as Landlord may deem necessary, or to exhibit the Premises to prospective tenants during the last one hundred eighty (180) days of the Lease Term. Tenant shall at all times during its occupancy of the Premises provide Landlord duplicates of the keys to the doors and other points of entry to the Premises. In connection with any such entry, Landlord shall make reasonable efforts to minimize the disruption to Tenant’s use of the Premises and shall conform to Tenant’s reasonable security requirements. Except in an emergency, Landlord shall give Tenant reasonable prior notice (which shall be in writing, except in an emergency) of any entry into the Premises pursuant to this Section.

ARTICLE 14

INSURANCE

14.1 Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will, in any way, invalidate the insurance coverage in effect or increase the cost of insurance on or for the Building. If any invalidation of coverage or increase in the cost of insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that same is due to such activity or equipment. Tenant shall be liable for any invalidation of coverage or increase in the cost of insurance, and shall reimburse Landlord therefor upon demand. Such sum shall be considered Additional Rent payable with the monthly installment of Rent next becoming due. Notwithstanding Tenant’s reimbursement to Landlord, Landlord shall have the right to require Tenant to cease and desist from any actions or inactions causing the invalidation of coverage or increase in the cost of insurance.

14.2 Tenant, at Tenant’s expense, shall carry and keep in full force and effect at all times during the Lease Term for the protection of Tenant, Landlord and any other persons designated by Landlord pursuant to Section 14.4 hereof commercial general liability insurance including contractual liability coverage with a combined single limit of at least Three Million Dollars ($3,000,000.00) for each occurrence of bodily or personal injury, death or property damage and Tenant shall deliver to Landlord a copy of said policy or, at Landlord’s option, a binder or certificate showing the same to be in full force and effect. It is understood and agreed that liability coverage provided for hereunder shall extend beyond the Premises to portions of the common area of the Building used from time to time by Tenant, its agents, employees, contractors, invitees, licensees, customers, clients, family members and guests, and, further, shall include contractual liability coverage insuring the indemnity provisions of this Lease.

14.3 Tenant, at Tenant’s expense, shall further carry a policy of “all risk” insurance covering all of Tenant’s personal property and improvements in the Premises for not less than the full insurable cost and replacement cost of such personal property and improvements without reduction for depreciation. All proceeds of such insurance shall be used solely to restore, repair or replace the Tenant’s personal property and improvements in the Premises.

14.4 Said commercial general liability and “all risk” insurance policies and any other insurance policies carried by Tenant with respect to the Premises and/or any common areas accessible to Tenant shall (i) be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the jurisdiction in which the Building is located and otherwise reasonably satisfactory to Landlord, (ii) designate as additional insureds, besides Tenant as named insured, Landlord, Landlord’s managing agent, Landlord’s lender(s) as may exist from time to time, and any other person from time to time designated in writing by notice from Landlord to Tenant, (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry, (iv) provide for thirty (30) days’ prior written notice to Landlord of any cancellation or other expiration or material modification of such policy or any defaults thereunder, and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

14.5 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant and all parties claiming under them, to the extent covered by insurance (or to the extent such party would have been covered by insurance had such party maintained the insurance required by the terms hereof to be maintained by such party), each hereby waives any and all rights of recovery, claim, action and liability against the other, its agents, officers or employees for any loss or damage that may occur to the Building and Premises, or any improvements thereto, and any personal property owned by them therein, by reason of fire, the elements or any other cause(s) which could be covered by “all risk” property insurance, regardless of cause or origin, including negligence of the other party hereto.

ARTICLE 15

SERVICES AND UTILITIES

15.1 Landlord shall provide the following services and utilities in a manner consistent with the standards for quality followed in comparable facilities in the jurisdiction in which the Building is located:

(i) Electrical service to operate the common areas of the Building, and electrical capacity to a point of connection at the Building for Tenant. It is understood and agreed that the cost of separately metering any electrical or other utility service, if any, shall be borne by Tenant, and it is also understood and agreed that to Tenant shall be responsible for paying all costs associated with all utility services to the Premises.

(ii) Heat and air-conditioning for the common areas of the Building during normal hours of operation of the Building as set forth in Section 15.3 below.

(iii) Cold water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Building, and supplies for such lavatory and toilet purposes.

(iv) Operatorless passenger elevator service 24 hours per days, 365 days per year, and freight elevator service (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors; provided, however, that Landlord shall have the right to remove elevators from service as they are required for moving freight or for servicing and/or maintaining the elevators and/or the Building.

(v) Access to the Premises and the Building 24 hours per day, 365 days a year, subject to reasonable security regulations (such as providing identification to Building security personnel) imposed by Landlord during non-business hours.

(vi) Replacement of all Building standard lighting tubes and bulbs, if any, located in common areas.

15.2 Landlord agrees to operate and maintain the Building in accordance with the standards for quality followed by other comparable facilities in the jurisdiction in which the Building is located and to provide building security personnel, equipment, procedures and systems in the Building similar to other such comparable facilities. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 15 when the necessity therefor arises by reason of accident, emergency, mechanical breakdown, or when required by any Law, or for any other cause beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to complete all repairs or other work so that Tenant’s inconvenience resulting therefrom may be for as short a period of time as circumstances will permit.

15.3 Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein, in a manner consistent with industry standards for comparable buildings in the jurisdiction in which the Building is located. The normal hours of operation of the Building are from 7:00 am to 7:00 pm., Monday through Friday. It is understood and agreed that Landlord shall not be liable for failure to furnish, or for delay, suspension or reduction in furnishing, any of the utilities, services or other manner of thing required to be furnished by Landlord hereunder, if such failure to furnish or delay, suspension or reduction in furnishing same is caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord’s compliance with governmental regulation or legislation or judicial or administrative orders or from any other cause whatsoever; provided, however, that Landlord shall, in the event of a breakdown, use reasonable diligence to repair all equipment owned by Landlord and all building standard equipment furnished by Landlord which is required to provide such utilities and services.

15.4 Landlord agrees to provide and maintain an electronically controlled access system for the common areas of the Building during the Lease Term (“Electronic Access System”); provided, however, that no representation or warranty with respect to the adequacy, completeness or integrity of the Electronic Access System is made by Landlord, and except for losses attributable to Landlord’s gross negligence the risk that any such system or entrance may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interest, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Landlord reserves the right to modify, supplement or revise the access system at any time in its sole judgment. Said access system is not intended to serve as security for the Premises or otherwise for individual tenant-occupied spaces or suites.

15.5 Tenant shall have the right to provide and maintain a security system within the Premises in accordance with plans and specifications approved by the Landlord in accordance with the Tenant Work approval process or, in the event that such system is installed after completion of the Tenant Work, in accordance with the approval of Alterations under Article 9 above.

ARTICLE 16

LIABILITY OF LANDLORD

16.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; and leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent. For purposes of this Article, the term “Building” shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability, if any, to Tenant for any damage caused by the willful misconduct or gross negligence of Landlord, its employees or agents, to the extent such damage is not covered by insurance carried by Tenant or required to be carried by Tenant.

16.2 Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys’ fees) suffered by or claimed against Landlord, directly or indirectly, based on or arising out of the following except to the extent caused by the willful misconduct of Landlord, its employees or agents: (a) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant’s obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

16.3 If any landlord hereunder transfers the Building or such landlord’s interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer. Within fifteen (15) days after any such transferee’s request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

16.4 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

16.5 Notwithstanding anything to the contrary contained herein, if Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building. No other asset of Landlord, any member or partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment, nor shall any such member, partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any member or partner of Landlord.

16.6 Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant’s sole right and remedy in any dispute as to whether Landlord has breached such obligation.

16.7 Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant’s agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant’s employees, agents, invitees or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant’s employees, agents, invitees, or visitors arising out of such acts.

ARTICLE 17

RULES

17.1 Tenant and its Invitees shall at all times abide by and observe the rules set forth in Exhibit E. Tenant and its Invitees shall also abide by and observe any other rules that Landlord may reasonably promulgate from time-to-time for the operation and maintenance of the Building, provided that notice thereof is given and such rules are not inconsistent with the provisions of this Lease. Except for Landlord’s obligation to enforce the rules in a non-discriminatory manner, nothing contained in this Lease shall be construed as imposing upon Landlord any duty to enforce such rules or any condition or covenant contained in any other lease against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its invitees.

ARTICLE 18

DAMAGE OR DESTRUCTION

18.1 If the Premises or the Building are totally or partially damaged or destroyed, thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord’s reasonable judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the adjustment of the loss in connection with such damage or destruction, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction.

18.2 If Landlord determines, in its reasonable judgment, that the repairs and restoration cannot be substantially completed within one hundred eighty (180) days after the date of adjustment of the loss in connection with such damage or destruction, Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such determination, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant or any of its Invitees shall have caused the damage or destruction.

18.3 If this Lease is terminated pursuant to Section 18.1 or 18.2 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant’s trade fixtures, furnishings, equipment or personal property; and provided further that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

18.4 Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder of any Mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

18.5 Notwithstanding the foregoing Sections of this Article 18, Landlord shall not be obligated to restore the Tenant Work which was a part of the work required to be performed under Exhibit D attached hereto. Rather, the restoration of such Tenant Work shall be the sole expense and responsibility of Tenant.

ARTICLE 19

CONDEMNATION

19.1 If (a) one-third or more of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), or (b) there is condemned a portion of the Premises which, in Tenant’s good faith and reasonable determination, makes it substantially uneconomic for Tenant to continue to conduct its business operations from or within the Premises (an “Uneconomic Taking”), then in any such event, at the option of Tenant (in the case of (a) or (b) above) or Landlord (in the case of (a) above) made within thirty (30) days after the taking, this Lease shall terminate on the date Tenant or Landlord, as applicable, elects to terminate the Lease and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned and such condemnation does not constitute an Uneconomic Taking, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and Additional Rent with respect to the part of the Premises condemned.

19.2 All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

ARTICLE 20

DEFAULT

20.1 Each of the following shall constitute an Event of Default: (a) Tenant’s failure to make any payment of the Base Rent, Additional Rent or other sum on or before such payment’s due date, provided that, on up to two (2) occasions in any twelve (12) month period, there shall exist no Event of Default unless Tenant shall have been given written notice of such failure and shall not have made the payment within five (5) days following the giving of such notice; (b) Tenant’s violation or failure to perform or observe any other covenant or condition within thirty (30) days after notice thereof from Landlord; (c) Tenant’s vacation or abandonment of the Premises and failure to perform its other obligations hereunder; (d) an Event of Bankruptcy as specified in Article 21 with respect to Tenant, any general partner or member or managing member of Tenant (a “General Partner”) or any Guarantor; or (e) Tenant’s dissolution or liquidation. If, prior to the commencement of the Lease Term, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation an Event of Default. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation attorneys’ fees, brokerage fees, costs of reletting, and loss of rent. Tenant shall pay in full for all tenant improvements constructed or installed within the Premises to the date of the breach, and for materials ordered at its request for the Premises. Notwithstanding the foregoing, in the case of a non-monetary default only, if such an asserted default is not reasonably subject to cure within said thirty (30) day period, and provided, that Tenant has commenced a cure within said original thirty (30) period that is reasonably calculated to effect the cure within a reasonable time; and, provided further, that Tenant continues to diligent prosecute its efforts to accomplish the cure, then Tenant shall be granted an additional reasonable time to effect the cure, it being understood that in no event shall any period of permitted cure extend for longer than a total of sixty (60) days, including the original thirty (30) day period

20.2 If there shall be an Event of Default, including an Event of Default prior to the Rent Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises so long as such action is taken under due legal process. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord’s right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord’s recovery of possession. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord agrees to endeavor, in good faith, to relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Base Rent, Additional Rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord’s election shall be either:

(a) an amount equal to the Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term; or

(b) an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Base Rent and Additional Rent which would have become due during the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York (or, if such rate is not reasonably available, such substitute rate as Landlord reasonably shall select).

Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such rights which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

20.3 Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant’s payment of a lesser amount than the sum due hereunder nor Tenant’s endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord’s re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

20.4 If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

20.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord’s taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at a rate per annum (the “Default Rate”) which is five (5) whole percentage points higher than the prime rate published from time to time in the Money Rates section of The Wall Street Journal (or, if such rate is not reasonably available, such substitute rate as Landlord reasonably shall select), from the date incurred to the date of payment thereof by Tenant, shall constitute Additional Rent.

20.6 If Tenant fails to make any payment of the Base Rent, Additional Rent or any other sum payable to Landlord within five (5) days after the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment thereof.

ARTICLE 21

BANKRUPTCY

21.1 The following shall be Events of Bankruptcy under this Lease: (a) Tenant’s, a Guarantor’s, a General Partner’s, or a Managing Member’s becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state (the “Insolvency Laws”); (b) appointment of a receiver or custodian for any property of Tenant, a Guarantor, a General Partner or a Managing Member, or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor, a General Partner; or a Managing Member (c) filing of a voluntary petition by Tenant, a Guarantor, a General Partner or a Managing Member under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a Guarantor, a General Partner or a Managing Member as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within thirty (30) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant’s, a Guarantor’s, a General Partner’s or a Managing Member’s making or consenting to an assignment for the benefit of creditors or a composition of creditors.

21.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article 20; provided, however, that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord shall not exercise its rights and remedies pursuant to Article 20 so long as (i) the Bankruptcy Code prohibits the exercise of such rights and remedies, and (ii) Tenant or its trustee in Bankruptcy (“Trustee”) is in compliance with the provisions of Section 21.2(b).

(b) If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, then Landlord’s right to terminate this Lease pursuant to Section 21.2(a) shall be subject, to the extent required by the Bankruptcy Code, to any rights of Trustee to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (1) cures all defaults under this Lease, (2) compensates Landlord for monetary damages incurred as a result of such defaults, (3) provides adequate assurance of future performance on the part of Tenant as debtor in possession or of the assignee of Tenant, and (4) complies with all other requirements of the Bankruptcy Code. This Lease may be terminated in accordance with Section 21.2(a) if the foregoing criteria for assumption or assignment are not met, or if Tenant, Trustee or such assignee defaults under this Lease after such assumption or assignment. Adequate assurance of future performance, as used in this Section 21.2(b), shall mean that all of the following minimum criteria must be met: (A) Tenant’s gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of the Base Rent and additional rent; (B) both the average and median of Tenant’s monthly gross receipts in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be greater than two (2) times the next monthly installment of the Base Rent and additional rent; (C) Tenant must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (D) Trustee must agree that Tenant’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (E) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (F) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building; (G) Trustee must pay to Landlord at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; and (H) all assurances of future performance specified in the Bankruptcy Code must be provided.

ARTICLE 22

SUBORDINATION

22.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively “Mortgages”), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. Landlord shall obtain for Tenant, however, promptly following a request therefor from time to time, a customary Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from the holder/beneficiary of any Mortgage. The form of such SNDA shall be the holder/beneficiary’s customary form (which shall be reasonable) subject to Tenant’s reasonable comments necessary to effectuate legally the non-disturbance agreement. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

22.2 In confirmation of the foregoing subordination, Tenant shall at Landlord’s request, but in no event later than ten (10) calendar days following a request therefor, execute and deliver any requisite or appropriate document. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant’s obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord’s interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord’s interest, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Within fifteen (15) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

22.3 (a) After Tenant receives notice from any person, firm or other entity that it holds a Mortgage on the Building or the Land, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have thirty (30) days after its receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may exercise any remedy hereunder. The curing of any of Landlord’s defaults by such holder shall be treated as performance by Landlord.

(b) In the event that any lender providing construction interim or permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable; (ii) do not adversely affect in a material manner Tenant’s use of the Premises as herein permitted; and (iii) do not increase the rent and other sums to be paid by Tenant hereunder, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge and deliver to Landlord such amendment, in form reasonably acceptable to Tenant, within fifteen (15) days of Tenant’s receipt thereof, otherwise same shall be deemed to have been accepted by Tenant and Tenant shall be obliged to execute and deliver said amendment to Landlord within five (5) days after the expiration of the said fifteen (15) day period.

ARTICLE 23

HOLDING OVER

23.1 If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then Tenant shall become a tenant by the month and the rent shall be increased to equal the greater of (a) fair market rent for the Premises, or (b) double the Base Rent, Additional Rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord’s acceptance of such rent shall not constitute consent by Landlord to Tenant’s holdover possession and shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover damages.

ARTICLE 24

COVENANTS OF LANDLORD

24.1 Landlord covenants that it has the right to enter into this Lease and that if Tenant shall perform timely all of its obligations hereunder, then subject to the provisions of this Lease Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

24.2 Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) to erect, use and maintain pipes and conduits in and through the Premises; and (d) to grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with Tenant’s permitted use of the Premises. Landlord shall also have the right to construct a building and/or parking lots or garages on the property owned by Landlord adjacent to the Building and to install connections and/or passageways linking the Building to such neighboring building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises. In addition, Landlord reserves for itself the exclusive use of all portions of the roof of the Building and all interstitial space within the buildings and Complex.

ARTICLE 25

PARKING

25.1 During the Lease Term, Tenant shall have the right to use the parking spaces as described in the Rider. Tenant shall not sell, assign or permit anyone other than Tenant’s personnel to use any of the aforesaid parking spaces, except in conjunction with a permitted assignment of this Lease or a permitted sublease of the Premises. Tenant and its personnel shall comply with all reasonable rules and regulations promulgated by Landlord or Landlord’s parking area manager for the orderly functioning of the Building’s parking areas.

ARTICLE 26

GENERAL PROVISIONS

26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

26.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture between Landlord and Tenant or to create any other relationship other than that of landlord and tenant.

26.3 Landlord and Tenant each warrant to the other that in connection with this Lease neither has employed or dealt with any broker, agent or finder, other than the Brokers identified in the Rider. Landlord acknowledges that it shall pay any commission or fee due to the Brokers, pursuant to the terms of the Rider or, if existent, a separate written agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Brokers.

26.4 At any time and from time to time upon not less than fifteen (15) days’ prior written notice, Tenant and each subtenant or assignee of Tenant or occupant of the Premises shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, an estoppel certificate: (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) stating the dates to which the rent and any other charges have been paid; (c) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any obligation of Landlord contained in this Lease, and if so, specifying the nature of such default; (d) stating the address to which notices are to be sent; (e) confirming that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; and (f) certifying to such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, or any holder or prospective holder of a Mortgage. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant’s delay, failure or refusal to deliver such statements may cause damages resulting from, for example, delays in obtaining financing secured by the Building. Upon request, Tenant agrees to furnish Landlord with copies of any 10-Q and 10-K reports filed by tenant with the Securities and Exchange Commission. Landlord agrees, at any time and from time-to-time upon not less than fifteen (15) days’ prior written notice, to execute and deliver an estoppel certificate to Tenant certifying to the items referred to in clauses (a) through (d) and (f) above.

26.5 Landlord, Tenant, and all Guarantors, if any, waive trial by jury in any action, proceeding, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease, the landlord-tenant relationship, Tenant’s use or occupancy of the Premises or any claim of injury or damage. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, and all Guarantors, if any, waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.

26.6 All notices or other required communications hereunder shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor), or when sent by Express Mail or overnight courier service (provided a receipt will be obtained) or by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord, care of T-Rex Management Company, 5000 T-Rex Avenue, #100, Boca Raton, Florida 33431, with a copy to William S. Weisman, Esquire, Mandel, Weisman, Heimberg, & Brodie, P.A., 2101 Corporate Boulevard, Suite 300, Boca Raton, Florida 33431; (ii) if to Tenant, at the Tenant Address for Notices identified in the Rider. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder.

26.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

26.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

26.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

26.10 This Lease contains the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings and discussions between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not contained in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument duly signed by both parties.

26.11 This Lease shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located.

26.12 Article and section headings are used for convenience and shall not be considered when construing this Lease.

26.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

26.14 Time is of the essence of each provision of this Lease.

26.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document.

26.16 This Lease shall not be recorded, except that upon the request of Landlord. Tenant agrees to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of the jurisdiction in which the Building is located at Landlord’s cost.

26.17 Except as otherwise provided in this Lease, any Additional Rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered Additional Rent payable pursuant to this Lease and paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof and supplies reasonable back-up with respect thereto.

26.18 Tenant’s liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination. Similarly, Landlord’s obligation to refund to Tenant the excess, if any, of the amount of Tenant’s estimated payments on account of increases in Operating Charges and Real Estate Taxes for the last calendar year falling wholly or partly within the Lease Term over Tenant’s actual liability therefor shall survive the expiration or earlier termination of the Lease Term.

26.19 If either Landlord or Tenant is in any way delayed or prevented from performing any of their respective obligations under this Lease (other than Tenant’s obligations to pay Base Rent and Additional Rent hereunder) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord’s or Tenant’s reasonable control, as may apply (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

26.20 Tenant represents that the person executing and delivering this Lease on Tenant’s behalf is duly authorized to so act. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord certified copies of any corporate resolution or partnership consent necessary to evidence the due execution of this Lease on Tenant’s behalf, or a letter of Tenant’s General Counsel confirming such authorization and that execution and delivery of this Lease is in the ordinary course of Tenant’s business.

26.21 This Lease includes and incorporates the Rider and all Exhibits attached hereto.

26.22 This Lease shall, for purposes of applicable law, be deemed a deed of lease executed under seal.

26.23 For so long as there is a cafeteria service in the Complex, Tenant acknowledges and agrees that it may not open or operate a cafeteria or food service of any nature within its Premises. Tenant may obtain food service (on a twenty four hour per day, seven day a week basis) by direct arrangement with the cafeteria operator (it being understood that Landlord is making no representation or warranty that such service will be available at all times on a twenty four hour per day, seven day a week basis).

26.24 Special Events. The Tenant shall not, without the prior written consent of the Landlord, schedule, advertise or undertake any public exposition, promotion or other type of special event at the Premises. Any approval of the Landlord to a special event may include, but not be limited to, at the Landlord’s option, to conditions such as guidelines for traffic and pedestrian control, security, parking and other considerations in the interest of maintaining the health and safety for both the Tenant’s invitees as well as that of other tenants, all at Tenant’s cost and expense. In addition, the Landlord may, in its sole discretion, require the Tenant to have delivered a bond by a surety acceptable to Landlord to guaranty any financial undertakings of any indemnification.

26.25. If Tenant has a lease for other space in the Building, an Event of Default by Tenant under such lease will constitute a default hereunder.

26.26. The Tenant or it’s parent company, whichever shall be responsible for conducting an accounting audit of Tenant’s financial condition, shall submit to Landlord annually, not later than one hundred twenty (120) days after either (i) its 10K report or (ii) fiscal year end, annual audited financial statements.

26.27. In the event of any litigation under this Lease the prevailing party will be reimbursed by the non-prevailing party for all reasonable attorneys’ fees and out-of-pocket costs, including through all appellate actions and proceedings, and excluding bankruptcy proceedings.

26.28 Carpooling, Mass Transit and Traffic Control

Tenant acknowledges that, due to the nature and size of the Complex, Landlord may be required by applicable governmental authorities to participate in, and require tenants to participate in, carpool programs, mass transit programs, flexible shift and other flexible time programs, and other traffic reduction programs and measures. Tenant agrees to participate in and comply with such programs and measures required by applicable governmental authorities or agreed to by Landlord with respect to the Complex or Building.

26.29 Association. The Complex and the Building in which the Premises are located are subject to a Declaration of Restrictive Covenants, Easements and Conditions (the

“Declaration”) which governs certain matters with respect to the development, management and maintenance of the Complex and Building and to satisfy requirements with respect to surface water management, drainage and other aspects of the Complex. The Declaration provides for the creation of a property owner’s association (“Association”) to perform certain management, operational and maintenance obligations pursuant thereto. The Association has the authority to and does levy fees and assessments against the Complex, including the Building, to pay for the obligations of the Association. This Lease is subject to the Declaration and to the rights of the Association pursuant thereto. Additionally, fees and assessments of the Association paid by the Landlord are and shall be deemed Operating Expenses for the purpose of determining Overhead Rent. Notwithstanding the foregoing, in no event shall any cost assessed against Tenant under this Section exceed, during any year, an amount equal to ten percent (10%) of the Operating Charges otherwise assessed against Tenant under this Lease.

26.30 Vending Machines. No Tenant shall obtain, or accept for use in the Premises, vending machines or pay telephones, or other similar services from any persons other than those specifically designated by Landlord to offer or distribute such services.

26.31 Confidentiality. Landlord and Tenant acknowledge that the terms and provisions of this Lease have been negotiated based upon a variety of factors, occurring at a coincident point in time, including, but not limited to: (i) the individual principals involved and the financial strength of Tenant, (ii) the nature of Tenant’s business and use of the Premises, (iii) the current leasing market place and the economic conditions affecting rental rates, (iv) the present and projected tenant mix of the Building, and (v) the projected juxtaposition of tenants on the floor(s) upon which the Premises are located and the floors within the Building. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Tenant agrees to use its commercially reasonable efforts not to disseminate in any manner whatsoever, (whether by word of mouth, mechanical reproduction, physical tender or by any manner of visual or aural transmission or review) the terms and conditions of this Lease to third parties who could in any way be considered presently or in the future as prospective tenants for this or any other leasehold property with which Landlord may be involved.

Additionally, Tenant agrees that information concerning the Landlord and T-Rex Corporate Center @ Boca (previously the Blue Lake Project) and the financial and other terms of this Lease, are confidential and proprietary information and Tenant agrees that it will not duplicate or disclose any such information to any person in any manner unless such duplication, use, or disclosure is specifically authorized by Landlord in writing. Confidential and proprietary information is not meant to include any information that is in the public domain. In addition, Tenant agrees to keep the financial terms and conditions as contained herein confidential, with the following exceptions:

A. Tenant may disclose the contents of this Lease to its accountants, advisors, potential investors and other third parties similarly situated (“Recipient”), and shall notify such Recipients of the confidentiality provisions contained herein; and

B. Tenant may disclose such information as required by court order.

C. Tenant may disclose such information as required by the securities laws and other laws and regulations of the United States of America.

D. Tenant shall issue no press release or statement to the media regarding this Lease without the Landlord’s prior approval, which approval shall not be unreasonably withheld.

The word “Tenant” shall include the officers, employees, directors and representatives of Tenant, and Tenant covenants and agrees to exercise its commercially reasonable efforts to cause such persons to comply with the terms hereof. Tenant shall be liable for the failure of any such person to comply therewith unless Tenant can demonstrate by clear and convincing evidence that it has exercised best efforts to do so and that, notwithstanding such commercially reasonable efforts, compliance has not been achieved.

26.32 Examination Not Option. Submission of this Lease shall not be deemed to be a reservation of the Premises. Neither Tenant nor Landlord shall be bound by this Lease until Landlord has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord all sums required to be paid by Tenant by the initial date of delivery.

26.33 Relocation of Tenant.

A. General. Recognizing that the Building is large and the needs of tenants as to space may vary from time to time, and in order for Landlord to accommodate Tenant and prospective tenants, Landlord expressly reserves the right, effective immediately upon the commencement of the third Lease Year, but not before, at Landlord’s sole expense, to move Tenant from the Premises and relocate Tenant in other space of Landlord’s choosing of approximately the same dimensions and size within the Building (or additions to the Building or new construction related to the Building or the campus in which Building is located), which other space will be decorated by Landlord at its expense Landlord may use decorations and materials from the existing Premises, or other materials, so that the space in which Tenant is relocated will be comparable in its interior design and decoration to the space from which Tenant is removed.

B. No Interference. During the relocation period Landlord will use reasonable efforts not to unduly interfere with Tenant’s business activities and Landlord agrees to substantially complete the relocation within a reasonable time under all then existing circumstances.

C. Premises. This Lease and each of its terms and conditions will remain in full force and effect and be applicable to any such new space and such new space will be deemed to be the Premises demised hereunder; upon request Tenant will execute such documents which may be requested to evidence, acknowledge and confirm the relocation (but it will be effective even in the absence of such confirmation).

D. Costs. Landlord’s obligation for expenses of removal and relocation will be the actual cost of relocating and decorating Tenant’s new space, and Tenant agrees that Landlord’s exercise of its election to remove and relocate Tenant will not release Tenant in whole or in part from its obligations hereunder for the full Lease Term. No rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord’s exercise of the relocation right reserved herein.

E. Release/Waiver. Provided that Landlord complies with its obligation under this Section 20, Tenant acknowledges and agrees that Tenant’s relocation shall not release Tenant, in whole or in part, from its obligations hereunder for the full Lease Term. Provided that Landlord complies with its obligations under this Section 20, no rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord’s exercise of the right to relocate Tenant as herein reserved.

F. Notice. If Landlord exercises its relocation right under this paragraph, (i) Tenant will be given ninety (90) days prior notice in writing and (ii) Landlord will reimburse Tenant for the reasonable cost of telephone relocation necessitated by the exercise of said right of relocation.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, under seal, as of the day and year first above written.

Landlord:

BOCA TECHNOLOGY CENTER, LLC,
a Florida limited liability company

	By:	T-Rex Boca Owners Corp., a Florida corporation, its Managing Member
Witness:
/s/ Joan E. Stavola		By:	/s/ Clifford J. Preminger
Clifford J. Preminger
/s/ Linda W. Hilton			Its President

Witness:	Tenant:

/s/ Sylvia Johe	By:	/s/ S. Modist
	Name: Title:	Scott J. Modist Vice President and C.F.O.

EXHIBIT A

THE BUILDING

EXHIBIT A-1

PARKING AREAS

EXHIBIT B-1

THE PREMISES

EXHIBIT E

RULES AND REGULATIONS

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the 14th day of February 2005, (the “Lease”), by and between BOCA TECHNOLOGY CENTER, L.L.C. (“Landlord”) and MoreDirect, Inc. (“Tenant”).

The following Rules and Regulations have been formulated for the safety and well-being of all tenants of the Building and to ensure compliance with all municipal and other requirements. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these Rules and Regulations by Tenant, after notice from Landlord, shall be deemed to be an Event of Default under the Lease.

Landlord may, upon request by any tenant, waive the compliance by such tenant to any of these Rules and Regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such Rule and Regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant’s failure to comply with any such Rule or Regulation.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and if the Premises are situated on the ground floor of the Building, then Tenant shall, at its own expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to any wall of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, chemicals, paints, cleaning fluids or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loudspeaker or sound system shall be constructed, maintained, used or operated outside of the Premises.

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6. No bicycles, vehicles, animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking (except for hot-plate or microwave cooking by Tenant’s employees for their own consumption, the equipment for and location of which are first approved by Landlord) shall be done or permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or to permeate from the Premises.

7. The use of the Premises by each tenant was approved by Landlord prior to execution of the Lease and such use may not be changed from the Permitted Use without the prior approval of Landlord. No space in the Building shall be used for manufacturing of goods for sale in the ordinary course of business, for the storage of merchandise for sale in the ordinary course of business or for the sale at auction of merchandise, goods or property of any kind.

8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or Premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9. No flammable, combustible or explosive fluid, chemical, asbestos or other hazardous substance or any other material harmful to tenants of the Building shall be brought, installed in or kept upon the Premises. No space heaters, fans or individual air conditioning units may be used in the Premises. Any electrical or extension cords deemed to be a fire hazard by Landlord in Landlord’s sole discretion shall be removed.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

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SCHEDULE 4.2

WIRE TRANSFER INSTRUCTIONS

SCHEDULE 5.1(b)

TENANT’S OPERATING CHARGES

Operating Charges shall mean all costs and expenses incurred by Landlord in the ownership and operation of the Building, including all of the following: (1) electricity, gas, water, sewer and other utility charges with respect to the operation of common areas of the Building; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance); (3) all market rate management fees incurred in the management of the Building; (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated over the useful life of the improvement, with interest at Landlord’s cost of funds or [if the improvement is not financed] at the prime rate reported in The Wall Street Journal) for capital expenditures which have been approved by Tenant or which are made by Landlord for the purpose of complying with legal or insurance requirements or that are intended to result in a net decrease in Operating Charges (hereinafter referred to as “Qualified Capital Expenditures”); (7) salaries, wages, benefits and other expenses of Building personnel; (8) legal fees (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses; (9) costs of any service not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building; (10) charges for concierge, security, janitorial, char and cleaning services and supplies furnished to the Building; (11) costs associated with the provision or operation of any common facilities and service amenities; (12) the cost of maintaining management, engineering and/or maintenance offices in the Building (including the fair market rental value of the space devoted to such uses); (13) any business, professional and occupational license tax paid by Landlord with respect to the Building; (14) any personal property tax payable with respect to Landlord’s property located at the Building that is used in connection with the maintenance, repair, or operation of the Building; and (15) any other expense incurred by Landlord in maintaining, repairing or operating the Building and related property. Operating Charges shall not include the following:

(i) Principal payments or interest payments on any mortgage, other debt costs and ground rent payments on any ground lease.

(ii) Leasing commissions paid by Landlord.

(iii) Cost of repair or other work occasioned by fire, windstorm or other casualty, or by condemnation, to the extent reimbursed by insurance proceeds or condemnation award, and any other costs of items for which Landlord receives reimbursement from a third party.

(iv) Costs incurred due to renovating, decorating, redecorating or otherwise improving space for tenants in the Building.

(v) Costs of correcting latent defects (not standard repairs) during the initial warranty period after construction. All repairs and replacements resulting from ordinary wear and tear, use, fire, casualty, vandalism and other matters shall not be deemed to be latent construction defects.

(vi) Landlord’s costs of electricity and other services sold to particular tenants which services are not standard for the Building and for which Landlord is entitled to reimbursement by such particular tenants.

(vii) Depreciation and amortization of the Building or any fixtures or improvements therein.

(viii) Expenses in connection with services or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant and for which such other tenant or occupant is specifically charged by Landlord.

(ix) Costs, penalties, fines and associated legal expenses incurred due to violation by Landlord or any tenant in the Building of the terms of any applicable federal, state or local government laws, codes or similar regulations that would not have been incurred but for any such violations by Landlord, it being intended that each party shall be responsible for costs resulting from its own violation of such laws, codes and regulations as the same shall pertain to the Building. Notwithstanding the foregoing, interest or penalties incurred in connection with assessments or taxes which are reasonably contested by Landlord shall be included as an acceptable Operating Charge.

(x) Costs of Landlord’s general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied.

(xi) Any compensation paid to clerks, attendants or other persons in commercial concessions (such as snack bar or restaurant), if any, operated by Landlord.

(xii) All items and services for which Tenant or any other building tenant specifically reimburses Landlord.

(xiii) Legal fees in connection with leasing, tenant disputes or enforcement of leases.

(xiv) Capital expenditures, except Qualified Capital Expenditures.

(xv) Costs of overtime HVAC service whether provided to the Tenant or any other tenant of the Building.

(xvi) Costs of repairing, replacing or otherwise correcting defects (including latent defects) in or inadequacies of (but not the costs of ordinary and customary repair for normal wear and tear) the initial design or construction of the Building.

(xvii) Allowances, concessions, permits, licenses, inspections and other costs and expenses incurred in completing, fixturing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants of the Building, or vacant leasable space in the Building, or constructing or finishing demising walls and public corridors with respect to any such space.

(xviii) Any amount specifically required to be paid by Landlord to Tenant under this Lease, and any cost or expense (A) which is due to Landlord’s negligence or willful misconduct, (B) which is incurred pursuant to any Landlord indemnification and/or hold harmless provision, or (C) which is a result of any breach of this Lease or any other lease for space in the Building.

(xix) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Land or Building.

(xx) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of utility bills and other costs of operating the Building incurred by Landlord’s failure to make such payments when due.

(xxi) All amounts which would otherwise be included in Operating Charges which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience. It is hereby acknowledged by Tenant that the management fee in the amount of 5% of gross rentals to be paid to an affiliate of Landlord is a competitive, market rate fee.

(xxii) Increased insurance premiums caused by Landlord’s or any other tenant’s hazardous acts.

(xxiii) Moving expense costs of tenants of the Building.

(xxiv) Advertising, public relations and promotional costs associated with the promotion or leasing of the Building, and costs of signs in or on the Building identifying the owners of the Building or any tenant of the Building.

(xxv) Costs incurred to correct violations by Landlord of any law, regulation, rule, order or ordinance which was in effect as of the Lease Commencement Date.

(xxvi) Non-cash items, such as interest on capital invested, bad debt losses, rent losses and reserves for such losses.

(xxvii) Electric power costs for which any tenant directly contracts with the local public service company.

In the event a single expenditure pays for the provision of a good or service to both the Building and any neighboring building owned by Landlord, then Operating Charges of the Building shall include only the portion of such payment that is equitably allocable to the Building, as reasonably determined by Landlord.

Basic Lease Information Rider

T-Rex Corporate Center @ Boca Raton

The terms of this Basic Lease Information Rider (“Rider”) contain fundamental information relating to the Lease, many of the principal economic terms, the commencement dates, and related obligations. The Rider and the Standard Provisions to Lease are, by this reference, hereby incorporated into one another, and taken together shall be referred to as the Lease. Terms defined herein apply both for the purpose of this Rider and the Lease. Capitalized terms that are defined in the Lease have the same meaning when used in this Rider. In the event of any conflict between the terms of the Rider and the terms of the Standard Provisions to Lease, the terms of the Rider shall control.

1.	Date of Lease: February 15, 2005 (“Effective Date”).

2.	Landlord: Boca Technology Center, LLC, a Florida limited liability company.

3.	Tenant: MoreDirect, Inc., a Florida For Profit Corporation.

4.	Complex and Building: The improvements to the real property described and depicted on Exhibits A and A-1.

5.	Premises:

A. The Premises are shown on Exhibit B-1 attached to the Lease.

B. From and after the Delivery Date as hereinafter defined, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Tenant shall obtain, in advance and at its own cost, all permits and approvals required from any municipal or governmental authority necessary for it to use and occupy the Premises for Tenant’s intended purposes. Landlord’s prior written approval, not to be unreasonably withheld, shall be obtained with respect to the specific equipment Tenant desires to place in the Premises. Tenant acknowledges that Landlord may have reserved certain risers, pads, roof locations, and similar areas of the Building for lease to tenants who have in excess of building standard need for such areas.

6. Rentable Area: The Rentable Area of the Premises consists of approximately 8,826 rentable square feet located in Suite 950 in Building 4950, for a total area of 8,826 rentable square feet. At Landlord’s or Tenant’s request, the Rentable Area of the Premises shall be re-measured by Landlord’s architect after possession of the Premises is delivered to Tenant (but before the Rent Commencement Date), and to the extent the Rentable Area is revised as a result of such re-measurement, the Base Rent, Additional Rent and other charges set forth herein shall be equitably and proportionately adjusted (and the parties shall execute a written lease amendment to confirm the changes, if any). In the event of such a re-measurement it is understood and agreed that the determination of Rentable Area shall be made by computing the actual occupied area (typically referred to as usable area) and multiplying it by a factor of 1.15 to equal the Rentable Area. In the event of a renewal of the lease it is agreed that a re-measurement may, in the discretion of Landlord, be made in accordance with the provisions described in this Paragraph 6.

7. Proportionate Share: Tenant’s Proportionate Share is a fraction, stated in decimal terms, the numerator of which is the Rentable Area of the Premises and the denominator of which is 1,710,235. Tenant’s Proportionate Share is agreed to be 0.52%.

8. Lease Commencement Date and Delivery Date: The Lease Commencement Date and the Effective Date shall be the same date. Landlord shall deliver actual physical possession to Tenant for the purpose of Tenant’s construction of its approved initial tenant improvements and, thereafter, for the purpose of Tenant’s move-in to the Premises, on February 15, 2005 (“Delivery Date”).

9. Rent Commencement Date: The Rent Commencement Date is April 1, 2005. Landlord agrees to abate the Base Rent for the first three months of the Lease Term. Effective on the Rent Commencement Date, however, it is agreed that Tenant shall commence payment of Additional Rent, as applicable, without abatement or set-off. Starting July 1, 2005 Tenant will be responsible for payment of Base Rent and Additional Rent.

10. Expiration Date: June 30, 2010.

11. Lease Term: From the Lease Commencement Date to the Expiration Date, unless extended or sooner terminated in accordance with the Lease.

12. Base Rent: Beginning on the Rent Commencement Date, Tenant shall pay Base Rent in the amount of $11.00 per rentable square foot, or NINETY SEVEN THOUSAND EIGHTY SIX Dollars ($97,086) per annum, payable to Landlord in twelve (12) equal monthly installments of EIGHT THOUSAND NINETY Dollars and 50/100th ($8,090.50), plus applicable sales taxes and applicable local taxes (“Base Rent”). During the Lease Term, on the anniversary date of the Rent Commencement date, the Base Rent for the ensuing year shall be, without further notice thereof, increased annually by four percent (4%) over the Base Rent for the Lease Year just concluded, and the monthly installments shall be adjusted in conformity therewith.

13. Additional Rent: Additional Rent consists of Tenant’s Proportionate Share of the sum of Operating Charges, the Real Estate Taxes and any other expenses passed through to Tenant under the Lease, as more fully set forth in Article 5 of the Lease.

14. Operating Charges: As described in Article 5 of the Lease. Notwithstanding the provisions of Article 5 of the Lease, in no event shall Tenant’s Proportionate Share of Controllable Operating Charges be increased by more than five percent (5%) annually, applied cumulatively, from that charged to Tenant for the immediately preceding Lease Year. “Controllable” Operating Charges are defined to mean all Operating Expenses EXCEPT: (i) real estate taxes, (ii) electricity charges and fees and (iii) insurance premiums and fees.

15.	Real Estate Taxes: As described in Article 5 of the Lease.

16. Prepaid Rent and Security Deposit Paid: Upon execution hereof Tenant shall deliver to Landlord prepaid rent in the amount of TWENTY FOUR THOUSAND SIX HUNDRED SEVENTY FOUR and 18/100 Dollars ($24,674.18), applied to the first and last month of Base Rent and Additional Rent, inclusive of taxes, due hereunder. Tenant shall also deliver to Landlord, simultaneously therewith, TWELVE THOUSAND THREE HUNDRED THIRTY SEVEN and 09/100 Dollars ($12,337.09) as a Security Deposit. This amount being equal to one month of Base Rent and Additional Rent.

17. Use of Premises: Tenant may use the Premises for general office use and must be in compliance with the “LIRP” zoning classification currently in place.

18. Parking Spaces: Tenant’s use of parking during the Lease term shall be subject to the requirements of Article 25 of the Standard Provisions to Lease. Tenant shall have the right to use parking spaces in accordance with the Boca Raton Zoning Code (the “Code”) providing for parking at a ratio of 3 spaces per 1,000 square feet of space. Landlord agrees to reserve four (4) parking spaces in a relatively close proximity to the main entrance of the 4950 Building and four (4) additional spaces in area designated by Landlord. Landlord has current parking modification plans that contemplate the addition of new surface parking spaces.

19. Tenant’s Address for Notices:

MoreDirect, Inc.

T-Rex Corporate Center

4950 Communications Avenue, Suit 950

Boca Raton, FL 33431

20. Tenant’s Representative For Build-Out:

21. Tenant’s Approved Contractor (from Landlord’s Approved List):

Pass International, Inc.

350 NW 12th Avenue, Suite 200

Deerfield Beach, FL 33442

22. Broker(s): Tenant acknowledges that it has dealt with no real estate broker or other person or firm which may claim a commission or fee in connection with this Lease other than CB Richard Ellis, Inc. and Jack Lupo Realty, Inc. and that this provision is subject to Section 26.3 of the Standard Provisions to Lease.

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23. Tenant Work and Tenant Access: Tenant accepts the Premises “as is” and acknowledges that Landlord shall have no obligation to perform any work relating to tenant improvements within the Premises. Tenant shall be granted access to the Premises for the purpose of performing its Tenant Work. Landlord agrees to provide Tenant an allowance of FIFTY FIVE THOUSAND Dollars ($55,000.00) (“Landlord Contribution”) to be used towards Tenant’s improvements of the Premises. Landlord shall pay Tenant’s Approved Contractor directly, based on Tenant’s submission to Landlord on an approved draw schedule. Landlord must receive the draw schedule before the 25th day of the month. The Landlord Contribution shall not apply to Tenant’s expense for a dedicated air conditioning unit or system to its server room or to a fire prevention/suppression system in its server room. Landlord makes no representations as to the existence of chilled water lines existing above the area intended to be used by Tenant as its server room.

All Tenant Work must be done in accordance with the Lease and Tenant shall be required to permit said work, if required. Neither Tenant nor its Approved Contractor may commence any Tenant Work until Tenant has received Landlord’s written approval of all of Tenant’s plans and specifications for such work, all permits and other governmental approvals required therefor, and the approval of Tenant’s proposed contractor.

24. Management. The Building shall be professionally managed for Landlord by a management company selected by Landlord, which may be affiliated with Landlord.

25. Tenant Execution and Delivery. Notwithstanding anything to the contrary herein or in the Lease, Tenant expressly covenants and agrees that the execution and delivery of this Rider and the Lease by Tenant constitutes an offer by Tenant to lease the Premises on the terms and conditions stated in the Rider and Lease, and that Tenant may not withdraw this offer to lease unless Landlord fails to execute and deliver fully executed counterparts of the Rider and Lease on or before 5:00 pm (EST), February 15, 2005. Tenant acknowledges that execution of this Lease by Landlord is subject to the written approval of Landlord’s lender.

26. Landlord Testing. It is understood and agreed that from time-to-time and at any time, providing that Landlord notifies Tenant at least forty eight (48) hours in advance, Landlord may test building equipment, including but not limited to stand-by electric power equipment and facilities, and Landlord shall not be liable in the event of any temporary interruption of service arising from or relating to such testing.

27. Extension Option. Landlord grants to Tenant an option (the “Option”) to extend the term of this Lease for two (2) additional periods of three (3) years (the “Renewal Term”) under the terms set forth below. Tenant shall not be entitled to exercise the Option unless each of the following conditions shall be fully satisfied at the time of its exercise: (i) the Lease shall be in full force and effect; (ii) the Tenant originally named in this Lease or a permitted assignee shall be in possession of the entire Premises; and (iii) Tenant shall not have been in default under any of the material terms, provisions, covenants or conditions of the Lease. In order to exercise the Option, Tenant must first give written request to Landlord, not less than six (6) months prior to the Expiration Date of the Lease Term, for delivery of Landlord’s determination of Market Rent, as defined below. Base Rent for the Renewal Term shall be equal to the Market Rent, as determined in accordance with this section (“Market Rent”). Within thirty (30) days following its receipt of Tenant’s request, Landlord shall advise Tenant of Market Rent for each year of the Renewal Term. Landlord shall determine Market Rent (including escalations for each successive year of the Renewal Term) in its reasonable judgment. Landlord’s determination of the Market Rent shall be based, as Landlord reasonably deems appropriate, upon then current and projected rents for space in the Building, adjusted for any special conditions applicable to such space and leases, for location, length of term, amount of space and other factors Landlord deems relevant in computing rents for space in the Building, including adjustments for anticipated inflation. If Landlord and Tenant are unable to agree upon Market Rent, Tenant may nevertheless exercise its option by notifying Landlord, within 30 days from the date on which Tenant was first advised by Landlord of its initial determination of Market Rent, that Tenant has elected to exercise the Option at the Market Rent determined by Landlord subject to a reservation of Tenant’s right to arbitrate Landlord’s determination of Market Rent in accordance with this Section. If the parties cannot agree in writing on Market Rent and Tenant timely exercises the Option, then within thirty (30) days after Tenant’s exercise of the Option, Tenant and Landlord shall each select a licensed MAI appraiser with at least ten (10) years substantial commercial leasing expertise particularly in this area of Palm Beach County, Florida and notify the other party of such selection. The selected appraisers shall in turn select a similar third appraiser who will determine Market Rent. The

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parties shall share equally the cost of the third appraiser. If either party fails to timely select an appraiser and notify the other party of such selection, the other party’s timely selected appraiser shall unilaterally determine Market Rent. If Tenant elects to exercise the Option subject to its reservation to contest Market Rent, Tenant shall nonetheless on the commencement of the Renewal Term begin paying Base Rent at Market Rent determined by Landlord. If Market Rent is ultimately determined to be other than the amount initially determined by Landlord, the next due payment or payments of Rent shall be appropriately adjusted to reflect such overpayment or underpayment retroactive to commencement of the Renewal Term. If Tenant exercises the Option as provided, the Expiration Date of the Lease shall be extended for the length of the Renewal Term and Base Rent shall be adjusted to Market Rent. If Tenant shall fail to timely exercise the Option as provided, Tenant shall be deemed to have waived its right to exercise the Option and to occupy the Premises beyond the initial Term of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Basic Lease Information Rider on this 14th day of February 2005, intending that it be, and the same hereby is, incorporated into and made a part of the T-Rex Corporate Center @ Boca Lease.

WITNESSES:	LANDLORD:

/s/ Joan E. Stavola Print Name: Joan E. Stavola	BOCA TECHNOLOGY CENTER LLC, a Florida limited liability company By: T-Rex Boca Owners Corp., a Florida Corporation, its Managing Member

/s/ Linda W. Hilton
Print Name: Linda W. Hilton	By:	/s/ Clifford J. Preminger
Clifford J. Preminger
Its President

	Tenant:	MoreDirect, Inc.
Attest:

/s/ Sylvia Johe	By:	/s/ Scott Modist
Its Vice President & CFO

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